EXECUTION VERSION

SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT
This Second Amended and Restated Indemnification Agreement (as amended, modified or supplemented from time to time, the “Agreement”), dated as of September 18, 2009, among HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), HERTZ VEHICLES LLC, a Delaware limited liability company, HERTZ FUNDING CORP., a Delaware corporation (“HFC”), and THE HERTZ CORPORATION, a Delaware corporation (“Hertz” and in its capacity as nominee under the Hertz Nominee Agreement (as defined herein), the “Hertz Nominee”).
W I T N E S S E T H:
WHEREAS, to assist Hertz in obtaining the most favorable financing terms for its daily rental fleet of vehicles, Hertz desires to utilize its direct and indirect wholly-owned subsidiaries HGI, HVF, HFC and Hertz Vehicles LLC to own and finance its vehicles;
WHEREAS, HGI will purchase automobiles and light-duty trucks from vehicle manufacturers from time to time, certain of which will be leased by HGI to Hertz pursuant to the HGI Lease (the “HGI Vehicles”) and certain of which will be sold to HVF;
WHEREAS, HVF will purchase automobiles and light-duty trucks from HGI to be leased by HVF to Hertz pursuant to the HVF Lease (the “HVF Vehicles”) and will resell certain of such HVF Vehicles to HGI pursuant to the Purchase Agreement (the “Repurchased HVF Vehicles”);
WHEREAS, HVF will purchase automobiles and light-duty trucks from HGI to be leased by HVF to Hertz pursuant to a Segregated Series Lease (the “HVF Segregated Vehicles) and will resell certain of such HVF Segregated Vehicles to HGI pursuant to the Purchase Agreement (the “Repurchased HVF Segregated Vehicles”);
WHEREAS, HVF will finance certain of the HVF Vehicles and HVF Segregated Vehicles by issuing Series of Indenture Notes pursuant to that certain Third Amended and Restated Base Indenture dated as of September 18, 2009 between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as such Third Amended and Restated Base Indenture may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Base Indenture”);
WHEREAS, HVF has received as a capital contribution from Hertz certain automobiles and light-duty trucks (the “Initial Hertz Vehicles”) pursuant to a contribution agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Hertz Contribution Agreement”) dated as of December 21, 2005;
WHEREAS, HVF will purchase certain automobiles and light-duty trucks (the “Service Vehicles” and, together with the HGI Vehicles, the HVF Vehicles, the Repurchased HVF Vehicles, the HVF Segregated Vehicles, the Repurchased HVF Segregated Vehicles and the Initial Hertz Vehicles, the “Vehicles”) from HFC pursuant to a purchase and sale agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “HFC Purchase Agreement”) dated as of December 21, 2005;
WHEREAS, the HGI Vehicles, the HVF Vehicles, the Repurchased HVF Vehicles, the HVF Segregated Vehicles (other than any such HVF Segregated Vehicles pledged as Series-Specific Collateral for any Segregated Non-Nominee Series) and the Repurchased HVF Segregated Vehicles (other than any such Repurchased HVF Segregated Vehicles pledged as Series-Specific Collateral for any Segregated Non-Nominee Series) will initially be titled in the name of Hertz Vehicles LLC as nominee titleholder for HGI and HVF, the Initial Hertz Vehicles will initially be titled in the name of the Hertz Nominee, as nominee titleholder for HVF, and the Service Vehicles will initially be titled in the name of HFC, as nominee titleholder for HVF, in each case pursuant to a nominee titleholder agreement (each as amended, modified or supplemented from time to time, collectively, the “Nominee Agreements”);
WHEREAS, HGI and HVF will lease the Vehicles to Hertz for use in the daily rental car business of Hertz pursuant to the HGI Lease, the HVF Lease and any Segregated Series Lease, as applicable (the HGI Lease, the HVF Lease and any such Segregated Series Lease, collectively, the “Leases”);
WHEREAS, HVF will grant a security interest in all of the HVF Vehicles to the Trustee under the Base Indenture for the benefit of the Noteholders;
WHEREAS, HVF will grant a security interest in the HVF Segregated Vehicles constituting Series-Specific Collateral for a Segregated Series to the Trustee under the Indenture for the benefit of the applicable Segregated Noteholders;
WHEREAS, HVF and Hertz Vehicles LLC will not engage in any business activities other than those related to owning, leasing to Hertz and financing the Vehicles;
WHEREAS, under the Leases and certain Related Documents, Hertz is required to enter into this Agreement with HGI, HVF, HFC, the Hertz Nominee and Hertz Vehicles LLC;
WHEREAS, in connection with certain amendments to the Leases and the Indenture and certain other Related Documents, the parties hereto wish to amend and restate in its entirety the Amended and Restated Indemnification Agreement dated as of December 21, 2005 in the form of this Agreement;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Definitions. Unless otherwise specified herein, capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached as Schedule I to the Base Indenture as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Base Indenture (the “Definitions List”); provided, that, if any such capitalized term is defined in the Base Indenture, but has a corresponding Segregated Series-specific definition set forth in the related Segregated Series Supplement, the capitalized term set forth herein shall have the meaning of the corresponding Segregated Series-specific definition set forth in the applicable Segregated Series Supplement in all contexts relating to the HVF Segregated Vehicles and HVF Segregated Vehicle Collateral that constitute Series-Specific Collateral for such Segregated Series; provided, further, that if any capitalized term is defined in each of the Base Indenture and the HGI Lease, the definition of such capitalized term set forth in the HGI Lease shall apply in all contexts relating to the HGI Vehicles and HGI Vehicle Collateral. The following terms used in this Agreement shall have the following meanings, unless otherwise expressly provided herein:
“Indemnified Persons” shall have the meaning set forth in Section 2 hereof.
“Lessors” means HGI and HVF, in their capacity as the lessors under the Leases.
“Losses” shall have the meaning set forth in Section 2 hereof.
2. Indemnity by Hertz. (a) Hertz agrees to indemnify and hold harmless HGI, HVF, HFC, the Hertz Nominee, Hertz Vehicles LLC and the Trustee, and their respective directors, officers, stockholders, agents and employees (collectively, the “Indemnified Persons”) against any and all claims, demands, losses, damages and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of, including reasonable costs of investigation and attorney’s fees and expenses (collectively, “Losses”):
(i) the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Servicer of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, maintenance, control or disposition of any Vehicle leased under the Leases. The foregoing shall include, without limitation, any liability (or any alleged liability) of any Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);
(ii) all federal, state, county, municipal, foreign or other fees, taxes and assessments of whatsoever nature including but not limited to (A) license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and penalties and interest thereon, whether assessed, levied against or payable by any Lessor, any other Indemnified Party or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by any Lessor or any other Indemnified Party with respect thereto, (B) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by any Lessor or any other Indemnified Person in connection with the execution, delivery, recording or filing of the Leases or the other Related Documents or the leasing of any Vehicles under the Leases and any penalties or interest with respect thereto and (C) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by any Lessor or otherwise as a result of its being a member of any group of corporations including Hertz that files any tax returns on a consolidated or combined basis, excluding, however, any franchise tax or tax on, based on, with respect, or measured by, the net income of such Lessor (including federal alternative minimum tax) other than any taxes or other charges which may be imposed on such Lessor as a result of any determination by a taxing authority that such Lessor is not the owner for tax purposes of the Vehicles leased under the Lease to which it is a party or that such Lease is not a “true lease” for tax purposes or that depreciation deductions that would be available to the owner of such Vehicles are disallowed, or that such Lessor is not entitled to include the full purchase price for any Vehicle in basis;
(iii) any violation by Hertz of the Leases, of this Agreement or of any Related Documents to which Hertz is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objections of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by Hertz with respect thereto or pursuant to the Leases; and
(iv) the Vehicles, whether due to Hertz Vehicles LLC’s, HFC’s or the Hertz Nominee’s, as applicable, holding legal title to any such Vehicle, Hertz Vehicles LLC’s, HFC’s or the Hertz Nominee’s, as applicable, appointment as nominee titleholder of the Vehicles pursuant to the applicable Nominee Agreement or Hertz Vehicles LLC’s, HFC’s or the Hertz Nominee’s, as applicable, performance under the applicable Nominee Agreement, including, without limitation, Losses arising out of or related to Hertz Vehicles LLC’s, HFC’s or the Hertz Nominee’s, as applicable, grant of a power of attorney to HVF or Hertz pursuant to the applicable Nominee Agreement.
(b) Hertz agrees to pay all out of pocket costs of the Lessors (including reasonable fees and out of pocket expenses of counsel for the Lessors) in connection with the execution, delivery and performance of the Leases, this Agreement and the other Related Documents;
(c) Hertz agrees to pay all out of pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lessors or the Trustee in connection with the administration, enforcement, waiver or amendment of the Leases, this Agreement and any other Related Documents and all indemnification obligations of the Lessors under the Related Documents;
(d) Hertz agrees to pay all costs, fees, expenses, damages and liabilities (including, without limitation, reasonable fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessors for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).
3. Reimbursement Obligation by Hertz. Hertz shall forthwith upon demand reimburse each Lessor or the relevant Indemnified Person for any sum or sums expended with respect to any of the foregoing; provided, however, that, if so requested by Hertz, such Lessor or Indemnified Party shall submit to Hertz a statement documenting any such demand for reimbursement or prepayment. To the extent that Hertz in fact indemnifies an Indemnified Party under the indemnity provisions of this Agreement, Hertz shall be subrogated to such Indemnified Party’s rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Agreement shall survive the expiration or earlier termination of the Leases or any lease of any Vehicle thereunder.
4. Defense of Claims. Each Indemnified Party agrees to notify Hertz of any claim made against it for which Hertz may be liable pursuant to this Agreement and, if Hertz requests, to contest or allow Hertz to contest such claim. If any Operating Lease Event of Default shall have occurred and be continuing, no contest shall be required, and any contest which has begun shall not be required to be continued to be pursued, unless arrangements to secure the payment of Hertz’s obligations pursuant to the Leases and to this Agreement have been made and such arrangements are reasonably satisfactory to the Indemnified Parties. Hertz may settle any such claim with the related Indemnified Party’s consent, which consent shall not be unreasonably withheld. Hertz will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with Hertz’s assertion of such claim or defense. Hertz agrees that no Indemnified Person will be liable to Hertz for any claim caused directly or indirectly by the inadequacy of any Vehicle leased by Hertz for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such repairs, servicing or adjustments or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of Hertz. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require Hertz to indemnify either Lessor for any of such Lessor’s acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which Hertz may have against the Manufacturer.
5. Term. This Agreement commenced on the Operating Lease Commencement Date (as defined in the HVF Lease). The obligations, rights and liabilities of Hertz and each Indemnified Party hereunder shall continue in full force and effect for as long as HGI or HVF owns a Vehicle.
6. Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto, the Trustee, and their respective successors and permitted assigns.
7. Entire Agreement. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.
8. Assignment. The obligations and liabilities of Hertz and each Indemnified Party arising under this Agreement are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party and Hertz and their respective successors and assigns. Under the Indenture, HVF shall assign its rights under this Agreement to the Trustee (for the benefit of the applicable Indenture Noteholders).
9. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
10. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
11. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below, or at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties:
If to HGI, HVF, HFC, Hertz Vehicles LLC or Hertz:
225 Brae Boulevard
Park Ridge, New Jersey 07656
Attention: Treasury Department
Telephone no. (201) 307-2000
Facsimile no. (201) 307-2746
Each such notice, request or other communication shall be effective when received by the intended recipient. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.
12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
13. Amendments. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The initial effectiveness of any amendment or other modification to this Agreement shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding.
14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amended and Restated Indemnification Agreement as of the date first above written.
HERTZ GENERAL INTEREST LLC
By:__/s/ R. Scott Massengill ___
Name: Scott Massengill
Title: Vice President and Treasurer
HERTZ VEHICLE FINANCING LLC
By:__/s/ R. Scott Massengill __
Name: Scott Massengill
Title: Vice President and Treasurer
HERTZ VEHICLES LLC
By:___/s/ R. Scott Massengill
Name: Scott Massengill
Title: Vice President and Treasurer
HERTZ FUNDING CORP.
By:__/s/ R. Scott Massengill _
Name: Scott Massengill
Title: Vice President and Treasurer
THE HERTZ CORPORATION, in its individual capacity and in its capacity as Hertz Nominee,
By:__/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer